EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 17, 2023, relating to the consolidated financial statements of Scientific Industries Inc. appearing in the Company’s Transition Report on Form 10-KT for the period ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Macias Gini & O’Connell LLP

Melville, New York

March 15, 2024